EXHIBIT 10.23

                       RETIREMENT AND CONSULTING AGREEMENT
                       -----------------------------------

         This Retirement and Consulting Agreement dated as of January 31, 2004 (this "Agreement") is entered into by and between Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), and Charles F. Nelson, an individual residing at ____________________________ ("Executive").

         WHEREAS, Executive has served as Senior Vice President - Culture of the Company;

         WHEREAS, effective January 31, 2004, Executive is resigning from all positions with the Company by mutual agreement;

         WHEREAS, Executive and the Company each desire to set forth in this Agreement the terms and conditions of Executive's resignation and resolve any and all claims or potential claims between them arising out of or in any way related to Executive's employment with the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Retirement. The Company and Executive agree and acknowledge that Executive shall retire, and his employment with the Company will end in all respects, at the close of business on January 31, 2004 (the "Retirement Date").

     2. Consulting. The Company and Executive agree to a consulting arrangement pursuant to the following terms:

         (a) Services. Executive will perform employee and executive search services ("Services") for the Company. The Company will provide information and criteria to Executive regarding desired searches, and Executive will use his best efforts to identify, interview (telephonically unless otherwise approved by the Company), screen and present to the Company interested, qualified candidates ("Candidates"). The parties expect that Executive will conduct approximately 5 to 7 searches over the next 12 months. The Company will promptly review and consider submitted information regarding Candidates, provided that the Company shall have no obligation to hire any such Candidate, and shall make such determination in the Company's sole and absolute discretion.

         Services shall be provided by Executive for the Company only and for no other person, company or business without the Company's express written approval. In addition, Executive shall provide no other services of any kind to any company in the retail or wholesale sporting goods business, including without limitation, sporting goods apparel or equipment.
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         (b)   Term. One year, which shall extend for another one-year term if both parties request such extension in writing at least 90 days in advance of the expiration of the term.

         (c) Fees. The Company will pay Executive a monthly retainer of $10,000 for each month that Executive performs Services during the term of this Agreement. Executive shall be entitled to earn a success fee ("Success Fee") for each Candidate procured through Executive and who is hired by the Company ("Hired Candidate") equal to 25% of such Hired Candidate's annual compensation (including salary and actually paid bonus) payable during such Hired Candidate's first full year of employment. Any Success Fee earned during the annual term of this Agreement shall be credited against the monthly retainer, and any excess Success Fees earned over the $120,000 retainer paid during each annual term (assuming $10,000 per month times 12 months of providing Services) shall be paid by the Company to Executive within 60 days following the expiration date of such annual term.

         The Company also agrees to pay reasonable, direct expenses of Executive incurred in conducting searches, such as long distance telephone charges, postage, and copying; provided that the Company shall not pay Executive for any of Executive's overhead expenses and the Company shall not pay travel expenses unless specifically approved by the Company in advance. Such expenses shall be itemized and billed to the Company with back up, and shall be payable within 30 days of receipt.

         Any other, non-search related work requested by the Company and performed by Executive, if any, will be billed separately by Executive to the Company on an hourly basis, at an hourly rate to be agreed upon at the time the parties agree to such an engagement.

         (d) Miscellaneous. Executive shall be treated as a third party consultant and not as an employee; provided, however, that all vested options granted to Executive under the Company's 1999 Stock Option Plan, as amended, shall be exercisable through the second anniversary of this Agreement.

         Executive shall be entitled to receive a regular employee discount pursuant to whatever employee discount program the Company is then providing to its employees, for the initial one-year term of this Agreement, and, if approved by the Company's Chief Executive Officer ("CEO)", for an extended period approved by the CEO not to exceed the term of this Agreement.

     3.  Release.

         (a) In consideration of the obligations contained in this Agreement, Executive acknowledges and agrees that upon and following the Retirement Date, he shall be entitled to no further payments, rights, or benefits pursuant to any other agreement with the Company or any affiliate of the Company existing as of the date hereof, other than the payments, rights, or benefits set forth herein. In this regard, Executive hereby (i) waives his right to receive any further compensation and benefits from the Company or any affiliate of the Company pursuant to any other agreement with the

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     Company or any affiliate of the Company existing as of the date hereof
     (other than pursuant to this Agreement), and (ii) agrees that all other obligations of the Company are hereby discharged; provided, however, that nothing in this Agreement shall affect (x) any vested interest Executive may have in Galyan's Trading Company, Inc.'s 401(k) Plan, or (y) any COBRA rights Executive may have.

         (b) Except for those obligations created by or arising out of this Agreement, Executive, on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue the Company, its subsidiaries, parent, and affiliated companies, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, and employees, past and present, and each of them, (together and each of them collectively referred to as "Releasees") from and with respect to any and all claims, wages, agreements, obligations, demands, and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive's employment relationship with the Company or any other transactions, occurrences, acts, or omissions or any loss, damage, or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement (collectively "Claims"). Without limiting the generality of the foregoing, Executive acknowledges and agrees that the claims being released include, but are not limited to, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Indiana Civil Rights Law, or common law theory, or any Claim for severance pay, bonus, stock options, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance, or any other fringe benefit.

     4. Non-Competition. Executive acknowledges that by virtue of his position with the Company he has been given access to confidential and highly sensitive non-public information of substantial importance to the Company, including but not limited to financial information, identities of distributors, contractors, and vendors utilized in the Company's business, non-public forms, contracts, and other documents used in the Company's business, trade secrets used, developed, or acquired by the Company, information concerning the manner and details of the Company's operation, organization and management, the Company's business plans and strategies, price information, customer lists, and research and development data, and that the services he has provided to the Company are unique. For a period of two (2) years commencing on the Retirement Date (the "Non-Competition Term"), Executive agrees that he will not directly or indirectly engage in, as an employee, consultant, or otherwise, any business in the United States primarily engaged in the retail sporting goods or retail sports apparel business, nor will he accept employment, consult for, or participate, directly or indirectly, in the ownership or management of any enterprise in the United States engaged in such a business. Notwithstanding the foregoing, Executive may invest as the holder of not more than four percent (4%) of the outstanding shares of any corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotation System or any successor thereto.

     5. Non-Solicitation. For a period of two (2) years, commencing on the Retirement Date (the "Non-Solicitation Term"), Executive and/or any entity with which he is at the time affiliated (and which is not affiliated with the Company), shall not, directly or indirectly, hire or offer to hire or entice

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away or in any other manner persuade or attempt to persuade any officer, employee, agent, or customer of the Company or any of its affiliates, or any person who supplies goods or services or licenses intangible or tangible property to the Company or any of its affiliates to discontinue his, her, or its relationship with such entity. Executive represents and warrants that he has not, prior to the date hereof, acted or failed to act in a way that would constitute a breach of the terms of this covenant not to solicit.

     6. Confidential or Proprietary Information or Material. Executive recognizes and acknowledges that, through his association with the Company, he has had access to confidential or proprietary information or material relating in the reasonable opinion of the Company to the Company's operations or businesses, including the Company's subsidiaries, which he may have obtained from the Company, its subsidiaries, or their officers, directors, or employees, or otherwise by virtue of his employment by the Company. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company, its direct or indirect parents, subsidiaries, affiliates, or related companies: proprietary data processing systems and software; corporate information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, patent, copyright, trademark, and tradename applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangements, equity structure, investors, and holdings; operations and scientific information, including trade secrets and technical information; and personnel information, including personnel lists, resumes, personnel data, organizational structure, and performance evaluations; provided, however, that confidential or proprietary information or material does not include any information or material that is generally available to the public. Executive recognizes that this confidential or proprietary information or material constitutes a valuable and unique asset of the Company, developed and perfected over considerable time and at substantial expense to the Company. Executive shall not disclose, without the written consent of the Company or as required by law, to any person, firm, partnership, association, or corporation such confidential or proprietary information or material, and Executive agrees to hold such confidential or proprietary information or material in trust for the sole benefit of the Company. Executive shall not, for the direct or indirect benefit of himself or another: (1) take with him, without the written consent of the Company, any lists of Company customers or potential customers, pricing lists, employee lists, or other documents, computer software, electronically-stored data, recordings, master videotapes of any of the foregoing, or any other confidential or proprietary information or material; or
(2) reconstruct the same or similar information from memory or from some other source associated with the Company.

     7. Non-Disparagement/No Publicity. Executive agrees not to make any disparaging remarks, or any remarks that could reasonably be construed as disparaging, regarding the Company or its officers, directors, employees, partners, owners, affiliates, or agents. Executive further agrees that he will not take any action or provide information or issue statements, to the media or otherwise, or cause anyone else to take any action or provide information or issue statements, to the media or otherwise, regarding the Company or its officers, directors, employees, partners, owners, affiliates, or agents.

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     8.  Confidentiality. Executive agrees to keep the terms of this Agreement confidential and agrees that he will not disclose any information concerning it to anyone, except that he may disclose the terms of this Agreement to his attorneys, accountants, advisors, and immediate family members, provided that he advises such persons of the confidential nature of this Agreement and they agree not to disclose such information further, and except as may otherwise be necessary to enforce its terms or as required by law.

     9. Representation and Warranties. Executive hereby represents and warrants that (i) he is free to enter into this Agreement and that he is not subject to any obligations or disabilities which will or might prevent him or interfere with his keeping and performing all of the agreements, covenants, and conditions to be kept or performed hereunder, and (ii) he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify, and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported, or claimed.

     10. Amendments; Waivers. This Agreement may be amended only by agreement in writing of each of the parties hereto. No waiver of any provision or consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent, and instance so provided.

     11. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application and, to this end, the provisions of this Agreement are declared to be severable.

     12. Entire Agreement. This instrument constitutes and contains the entire agreement and final understanding concerning Executive's employment, separation from the same, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise, or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

     13. Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all action as may be necessary or appropriate to achieve the purposes of this Agreement. Nothing herein shall prohibit Executive from seeking a judicial determination of the validity of the waivers set forth herein.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and performed in the State of Indiana and without regard to conflicts of laws doctrines.

     15. Succession. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Company and its respective successors

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and assigns. The obligations and duties of Executive hereunder are personal and not assignable, and any attempt of assignment or transfer of Executive's duties or obligations shall be void.

     16. Headings. The headings of the several paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement.

     17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties in separate counterparts. All of such counterparts shall constitute one and the same instrument. A signature by facsimile shall have the same force and effect as an original.

         IN WITNESS WHEREOF, the undersigned have read and understand the consequences of this Agreement and voluntarily signed it.


         EXECUTED as of this 31st day of January, 2004, at Plainfield, Indiana.



                                   /s/ CHARLES F. NELSON
                                   ---------------------------------------------
                                   CHARLES F. NELSON




                                   GALYAN'S TRADING COMPANY, INC.



                                   By: /s/ ROBERT B. MANG
                                      ------------------------------------------
                                       Robert B. Mang, Chief Executive Officer